Exhibit 99.1

Newell Rubbermaid Announces Strong Second Quarter Results
» 4.6% Core Sales Growth and Normalized EPS of $0.59
» 3.1% Net Sales Growth and Reported EPS of $0.54
» Reaffirms Full Year Guidance

Second Quarter Executive Summary
» 3.1 percent net sales growth; 4.6 percent core sales growth, excluding foreign currency
» 40.0 percent reported gross margin; 40.3 percent normalized gross margin
» 14.0 percent reported operating margin; 15.8 percent normalized operating margin
» $0.54 reported EPS, up 45.9 percent versus prior year; $0.59 normalized EPS, up 18.0 percent versus prior year
» Significantly increased advertising investment to build brands and support new innovation
» Repurchased 3.9 million shares at a cost of $114.3 million
» Agreed to acquire Ignite Holdings, LLC, a leading designer and marketer of on-the-go beverage containers under the Contigo® and Avex® brands

ATLANTA, July 31, 2014 - Newell Rubbermaid (NYSE: NWL) today announced its second quarter 2014 financial results.

“We have delivered very strong second quarter results across all key metrics,” said Michael Polk, Newell Rubbermaid’s President and Chief Executive Officer. “Outstanding top line performance in Writing, Tools and Commercial Products drove core sales growth of 4.6 percent. Normalized gross margin increased to 40.3 percent driven by pricing, productivity and positive mix. Normalized operating margin increased to 15.8 percent despite more than doubling our investment in advertising, and normalized EPS increased 18 percent to $0.59. These strong results give us increased confidence that our strategy of accelerating advertising and promotion in support of our brands is working. In fact, we now believe we are tracking toward the high end of our normalized EPS guidance range of $1.94 to $2.00 for the full year.

“Beyond an excellent set of results, we are very pleased with the recently announced agreement to acquire Ignite Holdings and its Contigo® and Avex® brands. Ignite has a proven design and innovation capability in the fast growing on-the-go beverage container market and has built a strong track record of growth. I am excited by the prospects of leveraging both our own investments in our new state-of-the-art design center and Ignite’s capabilities to strengthen Newell Rubbermaid into a brand- and innovation-led company that is famous for design and product performance.”

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Second Quarter 2014 Operating Results

Net sales in the second quarter were $1.52 billion, compared with $1.47 billion in the prior year. Core sales, which exclude 150 basis points of negative foreign currency impact, grew 4.6 percent.

Reported gross margin was 40.0 percent. Normalized gross margin was 40.3 percent, an 80 basis point improvement versus prior year results. The benefits of pricing, productivity and positive mix more than offset inflation.

Second quarter reported operating margin was 14.0 percent compared with 12.6 percent in the prior year. Reported operating income was $213.4 million versus $185.4 million.

Normalized operating margin was 15.8 percent, compared with 14.9 percent in the prior year period. Normalized operating income was $239.8 million compared with $219.5 million in the prior year period. Second quarter 2014 normalized operating income excludes restructuring and restructuring-related costs of $22.0 million, $4.0 million of charges associated with the first turn of Venezuela inventory after the first quarter 2014 devaluation and $0.4 million of costs associated with the recall of harness buckles on select car seats. Second quarter 2013 normalized operating income excludes $34.1 million of restructuring and restructuring-related costs.

Both reported and normalized operating margins reflect gross margin expansion and significantly improved operating results in Writing, Tools and Commercial Products.

The reported tax rate was 25.8 percent versus 29.8 percent in the prior year period. The normalized tax rate was 27.2 percent compared with 26.6 percent in the prior year.

Reported net income was $150.6 million, compared with $109.8 million in the prior year. Reported diluted earnings per share were $0.54 compared with the prior year’s $0.37 per diluted share. Increased sales, lower restructuring costs, a lower tax rate and the positive impact from a lower share count drove the improvement.

Normalized net income was $165.6 million, compared with $147.1 million in the prior year. Normalized diluted earnings per share of $0.59 compared with the prior year’s $0.50. The year over year improvement was attributable to increased sales volume, gross margin expansion and the positive impact of a lower share count.

For the second quarter 2014, normalized diluted earnings per share excludes $0.06 per diluted share for restructuring and restructuring-related costs associated with Project Renewal, $0.01 per diluted share for the increased cost of products sold for the first turn of Venezuela inventory after the first quarter 2014 devaluation, $0.01 per diluted share of income tax benefits attributable to the resolution of tax contingencies and net income from discontinued operations of $0.01 per diluted share. For the second quarter 2013, normalized diluted earnings per share excludes $0.10 per diluted share for restructuring and restructuring-related costs associated with Project Renewal, and a net loss (including impairments) from discontinued operations of $0.02 per diluted share. (A reconciliation of the “as reported” results to “normalized” results is included below.)

Operating cash flow was $96.2 million compared with $63.3 million in the prior year period.

A reconciliation of the second quarter 2014 and 2013 results is as follows:

	Q2 2014*	Q2 2013*
Diluted earnings per share (as reported)	$0.54	$0.37
Restructuring and restructuring-related costs	0.06	0.10
Venezuela inventory turn	0.01	—
Resolution of income tax contingencies	(0.01)	—
Discontinued operations	(0.01)	0.02
Normalized EPS	$0.59	$0.50

*Totals may not add due to rounding

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Second Quarter 2014 Operating Segment Results

Writing net sales for the second quarter were $502.6 million, a 5.2 percent increase compared to prior year. Core sales increased 8.9 percent, driven by pricing in Latin America and better than expected Back-to-School sell-in in anticipation of the company’s planned heavy third quarter 2014 advertising, marketing, and merchandising programs. Normalized operating income was $133.6 million compared with $123.6 million in the prior year. Despite a significant increase in advertising investment, normalized operating margin increased 70 basis points to 26.6 percent driven by strong productivity and disciplined overhead management.

Home Solutions net sales were $388.9 million, a 2.6 percent decline compared to prior year. Core sales declined 1.8 percent, as share growth on Calphalon® and Rubbermaid® Food and Beverage was more than offset by declines on certain lower margin product lines. Operating income was $48.3 million, or 12.4 percent of sales, compared with $53.7 million, or 13.5 percent of sales, in the prior year. The decrease in operating margin was driven by input cost inflation and the deleveraging effect on margins from lower sales volumes, partially offset by productivity and overhead cost management.

Tools segment net sales were $222.3 million, a 12.3 percent improvement compared to prior year. Core sales increased 12.9 percent driven by strong volume growth on Irwin® in all geographic regions. Adjusting for the prior year pull forward of volume into the first quarter of 2013 related to the SAP conversion in Brazil, Tools global core sales increased 10.1 percent. Operating income was $29.9 million, or 13.5 percent of sales, compared with $18.3 million, or 9.2 percent of sales, in the prior year. The increase in operating margin was primarily driven by improved leverage of costs on higher sales volume, pricing and mix.

Commercial Products net sales were $223.5 million, a 9.8 percent increase compared to prior year. Core sales increased 9.9 percent attributable to pricing and very good volume growth on Rubbermaid Commercial Products® and the return to growth of Rubbermaid Healthcare® in North America. Operating income was $36.2 million, or 16.2 percent of sales, compared with $21.9 million, or 10.8 percent of sales, in the prior year period. The increase in operating margin reflects the benefits of pricing and strong productivity, partially offset by input cost inflation.

Baby & Parenting net sales were $183.7 million, a decline of 6.4 percent compared to prior year. Core sales declined 6.7 percent, as product line exits in Europe and competitive pressures in Japan more than offset slight growth in North America. Normalized operating income was $12.6 million, or 6.9 percent of sales, compared with $23.8 million, or 12.1 percent of sales, in the prior year. The decrease in normalized operating margin was largely due to geographical mix and the adverse impact of foreign currency.

Six Month Results

Net sales for the six months ended June 30, 2014 increased 1.4 percent to $2.75 billion, compared with $2.72 billion in the prior year. Core sales increased 2.8 percent for the six months with foreign currency adversely impacting net sales by 140 basis points.

Gross margin was 39.1 percent. Normalized gross margin was 39.6 percent.

Normalized operating margin of 13.6% was an increase of 40 basis points compared with 13.2% in the prior year. Reported operating margin improved by 120 basis points primarily driven by lower restructuring and restructuring-related costs.

Normalized earnings were $0.94 per diluted share compared with $0.85 per diluted share in the prior year. For the six months ended June 30, 2014, normalized diluted earnings per share exclude $0.11 per diluted share for restructuring and restructuring-related costs associated with Project Renewal , $0.03 per diluted share for costs of the recall of harness buckles on select car seats, $0.09 per diluted share resulting from the use of the SICAD I exchange rate for the company’s Venezuelan operations, $0.01 per diluted share for the increased cost of products sold for the first turn of Venezuela inventory after the first quarter 2014 devaluation, $0.01 per diluted share of income tax benefits attributable to the resolution of tax contingencies, and net income from discontinued operations of $0.01 per diluted share. For the six months ended June 30, 2013, normalized diluted earnings per share exclude $0.23 per diluted share for restructuring and restructuring-related costs associated with Project Renewal, $0.02 per diluted share resulting from the currency devaluation in Venezuela, $0.02 per diluted share of income tax benefits attributable to the resolution of tax

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

contingencies, and a net loss (including impairments) from discontinued operations of $0.06 per diluted share. (A reconciliation of the “as reported” results to “normalized” results is included below.)

Net income, as reported, was $203.5 million, or $0.72 per diluted share. This compares with $164.0 million, or $0.56 per diluted share, in the prior year.

Operating cash flow was $4.1 million during the first six months of 2014 compared with a use of $59.8 million in the prior year.

A reconciliation of the six month 2014 and 2013 results is as follows:

	YTD Q2 2014	YTD Q2 2013
Diluted earnings per share (as reported)	$0.72	$0.56
Restructuring and restructuring-related costs	0.11	0.23
Costs associated with harness buckle recall	0.03	—
Currency devaluation - Venezuela	0.09	0.02
Venezuela inventory turn	0.01	—
Resolution of income tax contingencies	(0.01)	(0.02)
(Income) loss from discontinued operations	(0.01)	0.06
Normalized EPS	$0.94	$0.85

2014 Full Year Outlook

Newell Rubbermaid reaffirmed its full year guidance metrics:

» Core sales growth of 3 to 4 percent;

» Normalized operating margin improvement of up to 40 basis points;

» Normalized EPS of $1.94 to $2.00; and

» Operating cash flow between $600 and $650 million.

The company now expects foreign exchange to have a negative impact of about 150 basis points on 2014 net sales and $0.12 to $0.14 per diluted share on normalized EPS. The impact on reported EPS is expected to be a negative $0.22 to $0.24 per diluted share due to the $0.10 charge included in reported EPS related to the adoption of the SICAD I rate for the company’s Venezuelan operations. Subsequent to the first quarter, the company began using the exchange rate determined by periodic auctions for U.S. dollars conducted under Venezuela’s SICAD I exchange mechanism (approximately 10.0 to 11.0 Bolivars per U.S. dollar).

The 2014 normalized EPS guidance range excludes between $100 and $120 million of Project Renewal restructuring and restructuring-related charges. (A reconciliation of “expected reported” results to “normalized” results is included below.)

The company is on track to realize cumulative annualized cost savings of $270 to $325 million by the second quarter of 2015 related to Project Renewal. The majority of these savings is expected to be reinvested in the business to strengthen brand building and selling capabilities to accelerate growth.

Operating cash flow guidance assumes $100 to $120 million in restructuring and restructuring-related cash payments. Capital expenditures are projected at $150 to $175 million.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

A reconciliation of the 2014 earnings outlook is as follows:

	FY 2014
Diluted earnings per share	$1.50	to	$1.56
Restructuring and restructuring-related costs	0.29	to	0.37
Costs associated with harness buckle recall		0.03
Currency devaluation - Venezuela		0.09
Venezuela inventory turn		0.01
Resolution of income tax contingencies		(0.01)
Income from discontinued operations		(0.01)
Normalized EPS	$1.94	to	$2.00

Conference Call

The company’s second quarter 2014 earnings conference call will be held today, July 31, 2014, at 8:00 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay. A supporting slide presentation will be made available in the Investor Relations section on the company’s Web site under Quarterly Earnings.

Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain financial measures that are included in this press release and the additional financial information both in explaining its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The company’s management believes that these measures - including those that are “non-GAAP financial measures” - and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the company’s past performance, reportable business segments and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales, as reflected in the Currency Analysis, is useful to investors because it demonstrates the effect of foreign currency on reported sales. The effect of foreign currency on reported sales is determined by applying a fixed exchange rate, calculated as the 12-month average in 2013, to the current and prior year local currency sales amounts, with the difference in these two amounts being the change in core sales and the difference between the change in as reported sales and the change in core sales reported as the currency impact.  The company believes that providing adjusted core sales excluding the impacts of product line exits and timing shifts related to implementations of SAP is useful in that it helps investors understand underlying business trends. The company’s management believes that “normalized” gross margin, “normalized” SG&A expense, “normalized” operating income and “normalized” tax rates, which exclude restructuring and restructuring-related expenses and one-time events such as costs related to product recalls, the extinguishment of debt, certain tax benefits and charges, impairment charges, discontinued operations and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations. The company’s management believes that “normalized” earnings per share, which also excludes restructuring and restructuring-related charges and one-time events such as losses related to product recalls, asset devaluations resulting from the adoption of the SICAD I Venezuelan Bolivar exchange rate, the extinguishments of debt, tax benefits and charges, impairment charges, discontinued operations and certain other items, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. The company also uses core sales, normalized gross margin and normalized earnings per share as the three performance criteria in its management cash bonus plan.
The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

While the company believes that these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2013 sales of $5.7 billion and a strong portfolio of leading brands, including Sharpie®, Paper Mate®, Rubbermaid Commercial Products®, Irwin®, Lenox®, Parker®, Waterman®, Rubbermaid®, Levolor®, Calphalon®, Goody®, Graco®, Aprica® and Dymo®. As part of the company’s Growth Game Plan, Newell Rubbermaid is making sharper portfolio choices and investing in new marketing and innovation to accelerate performance.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:

Nancy O’Donnell            David Doolittle
Vice President, Investor Relations            Vice President, Global Communications
(770) 418-7723            (770) 418-7519

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income, operating margin or gross margin improvements or declines, Project Renewal, capital and other expenditures, cash flow, dividends, restructuring and restructuring-related costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, changes in exchange rates, product recalls and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the continuation or escalation of the global economic slowdown or regional sovereign debt issues; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; product liability, product recalls or regulatory actions (including any fines or penalties resulting from governmental investigations into the circumstances related thereto); our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; a failure of one of our key information technology systems or related controls; the potential inability to attract, retain and motivate key employees; future events that could adversely affect the value of our assets and require impairment charges; our ability to improve productivity and streamline operations; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values, declining interest rates or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations; with respect to the Ignite Holdings, LLC transaction, whether and when the required regulatory approvals will be obtained, whether and when the transaction closes, as well as our ability to realize the expected financial results of the transaction; and those factors listed in our most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, and Exhibit 99.1 thereto. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,
			YOY
	2014	2013	% Change
Net sales	$1,521.0	$1,474.7	3.1%
Cost of products sold	912.6	892.0
GROSS MARGIN	608.4	582.7	4.4%
% of sales	40.0%	39.5%

Selling, general & administrative expenses	383.5	365.3	5.0%
% of sales	25.2%	24.8%

Restructuring costs	11.5	32.0
OPERATING INCOME	213.4	185.4	15.1%
% of sales	14.0%	12.6%
Nonoperating expenses:
Interest expense, net	15.0	15.0
Other (income) expense, net	(2.6)	4.2
	12.4	19.2	(35.4)%

INCOME BEFORE INCOME TAXES	201.0	166.2	20.9%
% of sales	13.2%	11.3%

Income taxes	51.9	49.6	4.6%
Effective rate	25.8%	29.8%

NET INCOME FROM CONTINUING OPERATIONS	149.1	116.6	27.9%
% of sales	9.8%	7.9%

Income (loss) from discontinued operations, net of tax	1.5	(6.8)

NET INCOME	$150.6	$109.8	37.2%
	9.9%	7.4%
EARNINGS PER SHARE:
Basic
Income from continuing operations	$0.54	$0.40
Income (loss) from discontinued operations	$0.01	$(0.02)
Net income	$0.54	$0.38

Diluted
Income from continuing operations	$0.53	$0.40
Income (loss) from discontinued operations	$0.01	$(0.02)
Net income	$0.54	$0.37

AVERAGE SHARES OUTSTANDING:
Basic	277.4	290.9
Diluted	279.7	294.3

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Six Months Ended June 30,
			YOY
	2014	2013	% Change
Net sales	$2,753.2	$2,715.5	1.4%
Cost of products sold	1,675.5	1,659.2
GROSS MARGIN	1,077.7	1,056.3	2.0%
% of sales	39.1%	38.9%

Selling, general & administrative expenses	735.6	706.7	4.1%
% of sales	26.7%	26.0%

Restructuring costs	23.5	66.4
OPERATING INCOME	318.6	283.2	12.5%
% of sales	11.6%	10.4%
Nonoperating expenses:
Interest expense, net	29.4	29.6
Other expense, net	37.4	17.2
	66.8	46.8	42.7%

INCOME BEFORE INCOME TAXES	251.8	236.4	6.5%
% of sales	9.1%	8.7%

Income taxes	50.6	56.0	(9.6)%
Effective rate	20.1%	23.7%

NET INCOME FROM CONTINUING OPERATIONS	201.2	180.4	11.5%
% of sales	7.3%	6.6%

Income (loss) from discontinued operations, net of tax	2.3	(16.4)

NET INCOME	$203.5	$164.0	24.1%
	7.4%	6.0%
EARNINGS PER SHARE:
Basic
Income from continuing operations	$0.72	$0.62
Income (loss) from discontinued operations	$0.01	$(0.06)
Net income	$0.73	$0.56

Diluted
Income from continuing operations	$0.71	$0.61
Income (loss) from discontinued operations	$0.01	$(0.06)
Net income	$0.72	$0.56

AVERAGE SHARES OUTSTANDING:
Basic	279.1	290.4
Diluted	281.7	293.7

Newell Rubbermaid Inc.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
CERTAIN LINE ITEMS
(in millions, except per share data)

	Three Months Ended June 30, 2014
	GAAP Measure		Restructuring and	Inventory charge from			Non-GAAP Measure
		Product	restructuring-related	the devaluation of the	Discontinued	Non-recurring		Percentage
	Reported	recall costs (1)	costs (2)	Venezuelan Bolivar (3)	operations (4)	tax items (5)	Normalized*	of Sales

Cost of products sold	$912.6	$—	$(0.2)	$(4.0)	$—	$—	$908.4	59.7%
Gross margin	$608.4	$—	$0.2	$4.0	$—	$—	$612.6	40.3%
Selling, general & administrative expenses	$383.5	$(0.4)	$(10.3)	$—	$—	$—	$372.8	24.5%
Operating income	$213.4	$0.4	$22.0	$4.0	$—	$—	$239.8	15.8%
Income before income taxes	$201.0	$0.4	$22.0	$4.0	$—	$—	$227.4
Income taxes (6)	$51.9	$0.2	$5.0	$1.4	$—	$3.3	$61.8
Net income from continuing operations	$149.1	$0.2	$17.0	$2.6	$—	$(3.3)	$165.6
Net income	$150.6	$0.2	$17.0	$2.6	$(1.5)	$(3.3)	$165.6
Diluted earnings per share**	$0.54	$—	$0.06	$0.01	$(0.01)	$(0.01)	$0.59

	Three Months Ended June 30, 2013
	GAAP Measure	Restructuring and		Non-GAAP Measure
		restructuring-related	Discontinued		Percentage
	Reported	costs (2)	operations (4)	Normalized*	of Sales

Selling, general & administrative expenses	$365.3	$(2.1)	$—	$363.2	24.6%
Operating income	$185.4	$34.1	$—	$219.5	14.9%
Income before income taxes	$166.2	$34.1	$—	$200.3
Income taxes (6)	$49.6	$3.6	$—	$53.2
Net income from continuing operations	$116.6	$30.5	$—	$147.1
Net income	$109.8	$30.5	$6.8	$147.1
Diluted earnings per share**	$0.37	$0.10	$0.02	$0.50
*Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Totals may not add due to rounding.

(1) During the three months ended June 30, 2014, the Company recognized a $0.4 million charge associated with the Graco product recall.

(2) Restructuring and restructuring-related costs during the three months ended June 30, 2014 include $10.5 million of organizational change implementation and restructuring-related costs and $11.5 million of restructuring costs incurred in connection with Project Renewal. Restructuring and restructuring-related costs during the three months ended June 30, 2013 include $2.1 million of organizational change implementation and restructuring-related costs and $32.0 million of restructuring costs incurred in connection with Project Renewal.

(3) During the three months ended June 30, 2014, the Company recognized $4.0 million of cost of products sold associated with the first turn of inventory after the devaluation of the Venezuelan Bolivar that occurred in the three months ended March 31, 2014.

(4) During the three months ended June 30, 2014, the Company recognized net income of $1.5 million in discontinued operations. During the three months ended June 30, 2013, the Company recognized a net loss, including impairments, of $6.8 million in discontinued operations relating to the operations of the Hardware and Teach businesses.

(5) During the three months ended June 30, 2014, the Company recognized a non-recurring income tax benefit of $3.3 million resulting from the resolution of various income tax contingencies.

(6) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected.

Newell Rubbermaid Inc.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
CERTAIN LINE ITEMS
(in millions, except per share data)

	Six Months Ended June 30, 2014
	GAAP Measure		Restructuring and	Charge resulting from	Inventory charge from			Non-GAAP Measure
		Product	restructuring-related	the devaluation of the	the devaluation of the	Discontinued	Non-recurring		Percentage
	Reported	recall costs (1)	costs (2)	Venezuelan Bolivar (3)	Venezuelan Bolivar (4)	operations (5)	tax items (6)	Normalized*	of Sales

Cost of products sold	$1,675.5	$(8.6)	$(0.2)	$—	$(4.0)	$—	$—	$1,662.7	60.4%
Gross margin	$1,077.7	$8.6	$0.2	$—	$4.0	$—	$—	$1,090.5	39.6%
Selling, general & administrative expenses	$735.6	$(2.8)	$(18.0)	$—	$—	$—	$—	$714.8	26.0%
Operating income	$318.6	$11.4	$41.7	$—	$4.0	$—	$—	$375.7	13.6%
Nonoperating expenses	$66.8	$—	$—	$(38.7)	$—	$—	$—	$28.1
Income before income taxes	$251.8	$11.4	$41.7	$38.7	$4.0	$—	$—	$347.6
Income taxes (7)	$50.6	$4.2	$10.5	$13.9	$1.4	$—	$3.3	$83.9
Net income from continuing operations	$201.2	$7.2	$31.2	$24.8	$2.6	$—	$(3.3)	$263.7
Net income	$203.5	$7.2	$31.2	$24.8	$2.6	$(2.3)	$(3.3)	$263.7
Diluted earnings per share**	$0.72	$0.03	$0.11	$0.09	$0.01	$(0.01)	$(0.01)	$0.94

	Six Months Ended June 30, 2013
	GAAP Measure	Restructuring and	Charge resulting from			Non-GAAP Measure
		restructuring-	the devaluation of the	Discontinued	Non-recurring		Percentage
	Reported	related costs (2)	Venezuelan Bolivar (3)	operations (5)	tax items (6)	Normalized*	of Sales

Selling, general & administrative expenses	$706.7	$(8.7)	$—	$—	$—	$698.0	25.7%
Operating income	$283.2	$75.1	$—	$—	$—	$358.3	13.2%
Nonoperating expenses	$46.8	$—	$(11.1)	$—	$—	$35.7
Income before income taxes	$236.4	$75.1	$11.1	$—	$—	$322.6
Income taxes (7)	$56.0	$8.5	$4.1	$—	$4.8	$73.4
Net income from continuing operations	$180.4	$66.6	$7.0	$—	$(4.8)	$249.2
Net income	$164.0	$66.6	$7.0	$16.4	$(4.8)	$249.2
Diluted earnings per share**	$0.56	$0.23	$0.02	$0.06	$(0.02)	$0.85
*Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Totals may not add due to rounding.

(1) During the six months ended June 30, 2014 the Company recognized an $11.4 million charge associated with the Graco product recall.

(2) Restructuring and restructuring-related costs during the six months ended June 30, 2014 include $18.2 million of organizational change implementation and restructuring-related costs and $23.5 million of restructuring costs incurred in connection with Project Renewal. Restructuring and restructuring-related costs during the six months ended June 30, 2013 include $8.7 million of organizational change implementation and restructuring-related costs and $66.4 million of restructuring costs incurred in connection with Project Renewal.

(3) During the six months ended June 30, 2014 and 2013, the Company recognized foreign exchange losses of $38.7 million and $11.1 million, respectively, resulting from the devaluation of the Venezuelan Bolivar, which under hyperinflationary accounting is recorded in the Statement of Operations.

(4) During the six months ended June 30, 2014, the Company recognized $4.0 million of cost of products sold associated with the first turn of inventory after the devaluation of the Venezuelan Bolivar that occurred in the three months ended March 31, 2014.

(5) During the six months ended June 30, 2014, the Company recognized net income of $2.3 million in discontinued operations. During the six months ended June 30, 2013, the Company recognized a net loss, including impairments, of $16.4 million in discontinued operations relating to the operations of the Hardware and Teach businesses.

(6) During the six months ended June 30, 2014 and 2013, the Company recognized non-recurring income tax benefits of $3.3 million and $4.8 million, respectively, resulting from the resolution of various income tax contingencies.

(7) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected.

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	June 30,	June 30,
Assets:	2014	2013

Cash and cash equivalents	$142.7	$154.1
Accounts receivable, net	1,230.4	1,215.3
Inventories, net	811.8	884.7
Deferred income taxes	135.5	155.9
Prepaid expenses and other	138.2	190.2
Total Current Assets	2,458.6	2,600.2

Property, plant and equipment, net	543.0	533.4
Goodwill	2,358.3	2,346.4
Other intangible assets, net	596.7	638.0
Other assets	261.5	284.9
Total Assets	$6,218.1	$6,402.9

Liabilities and Stockholders' Equity:

Accounts payable	$592.9	$658.1
Accrued compensation	121.8	125.0
Other accrued liabilities	631.0	645.1
Short-term debt	389.4	412.4
Current portion of long-term debt	251.3	0.8
Total Current Liabilities	1,986.4	1,841.4

Long-term debt	1,424.2	1,669.0
Other noncurrent liabilities	703.9	852.0

Stockholders' Equity - Parent	2,100.1	2,037.0
Stockholders' Equity - Noncontrolling Interests	3.5	3.5

Total Stockholders' Equity	2,103.6	2,040.5

Total Liabilities and Stockholders' Equity	$6,218.1	$6,402.9

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2014	2013
Operating Activities:
Net income	$203.5	$164.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	75.7	79.6
Net (gain) loss from sale of discontinued operations, including impairments	(4.8)	22.7
Non-cash restructuring costs	3.7	2.2
Deferred income taxes	6.0	47.0
Stock-based compensation expense	14.5	19.7
Other, net	50.8	18.4
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(122.4)	(125.1)
Inventories	(123.2)	(201.7)
Accounts payable	33.2	135.0
Accrued liabilities and other	(132.9)	(221.6)
Net cash provided by (used in) operating activities	$4.1	$(59.8)

Investing Activities:
Proceeds from sale of discontinued operations and noncurrent assets	$3.4	$—
Capital expenditures	(67.0)	(57.0)
Other	(0.3)	(0.3)
Net cash used in investing activities	$(63.9)	$(57.3)

Financing Activities:
Net short-term borrowings	$215.4	$202.1
Repurchase and retirement of shares of common stock	(158.7)	(72.4)
Cash dividends	(89.8)	(88.1)
Excess tax benefits related to stock-based compensation	6.8	9.7
Other stock-based compensation activity, net	29.6	39.2
Net cash provided by financing activities	$3.3	$90.5

Currency rate effect on cash and cash equivalents	$(27.1)	$(3.1)

Decrease in cash and cash equivalents	$(83.6)	$(29.7)
Cash and cash equivalents at beginning of period	226.3	183.8
Cash and cash equivalents at end of period	$142.7	$154.1

Newell Rubbermaid Inc.
Financial Worksheet - Segment Reporting
(In Millions)

	2014						2013
		Reconciliation (1,2)						Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI		Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
												$	%	$	%
Q1:
Writing	$361.3	$77.1		$—	$77.1	21.3%	$340.6	$63.2	$—	$63.2	18.6%	$20.7	6.1%	$13.9	22.0%
Home Solutions	321.2	26.3		—	26.3	8.2%	338.9	34.1	—	34.1	10.1%	(17.7)	(5.2)%	(7.8)	(22.9)%
Tools	187.8	21.4		—	21.4	11.4%	188.6	18.7	—	18.7	9.9%	(0.8)	(0.4)%	2.7	14.4%
Commercial Products	182.6	13.8		—	13.8	7.6%	183.1	21.6	—	21.6	11.8%	(0.5)	(0.3)%	(7.8)	(36.1)%
Baby & Parenting	179.3	5.4		11.0	16.4	9.1%	189.6	23.9	—	23.9	12.6%	(10.3)	(5.4)%	(7.5)	(31.4)%
Restructuring Costs	—	(12.0)		12.0	—		—	(34.4)	34.4	—		—		—
Corporate	—	(26.8)	—	7.7	(19.1)		—	(29.3)	6.6	(22.7)		—		3.6	15.9%
Total	$1,232.2	$105.2		$30.7	$135.9	11.0%	$1,240.8	$97.8	$41.0	$138.8	11.2%	$(8.6)	(0.7)%	$(2.9)	(2.1)%

	2014						2013
		Reconciliation (1,2,3)						Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI		Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
												$	%	$	%
Q2:
Writing	$502.6	$129.6		$4.0	$133.6	26.6%	$477.8	$123.6	$—	$123.6	25.9%	$24.8	5.2%	$10.0	8.1%
Home Solutions	388.9	48.3		—	48.3	12.4%	399.1	53.7	—	53.7	13.5%	(10.2)	(2.6)%	(5.4)	(10.1)%
Tools	222.3	29.9		—	29.9	13.5%	198.0	18.3	—	18.3	9.2%	24.3	12.3%	11.6	63.4%
Commercial Products	223.5	36.2		—	36.2	16.2%	203.6	21.9	—	21.9	10.8%	19.9	9.8%	14.3	65.3%
Baby & Parenting	183.7	12.2		0.4	12.6	6.9%	196.2	23.8	—	23.8	12.1%	(12.5)	(6.4)%	(11.2)	(47.1)%
Restructuring Costs	—	(11.5)		11.5	—		—	(32.0)	32.0	—		—		—
Corporate	—	(31.3)	—	10.5	(20.8)		—	(23.9)	2.1	(21.8)		—		1.0	4.6%
Total	$1,521.0	$213.4		$26.4	$239.8	15.8%	$1,474.7	$185.4	$34.1	$219.5	14.9%	$46.3	3.1%	$20.3	9.2%

	2014						2013
		Reconciliation (1,2,3)						Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI		Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
												$	%	$	%
YTD
Writing	$863.9	$206.7		$4.0	$210.7	24.4%	$818.4	$186.8	$—	$186.8	22.8%	$45.5	5.6%	$23.9	12.8%
Home Solutions	710.1	74.6		—	74.6	10.5%	738.0	87.8	—	87.8	11.9%	(27.9)	(3.8)%	(13.2)	(15.0)%
Tools	410.1	51.3		—	51.3	12.5%	386.6	37.0	—	37.0	9.6%	23.5	6.1%	14.3	38.6%
Commercial Products	406.1	50.0		—	50.0	12.3%	386.7	43.5	—	43.5	11.2%	19.4	5.0%	6.5	14.9%
Baby & Parenting	363.0	17.6		11.4	29.0	8.0%	385.8	47.7	—	47.7	12.4%	(22.8)	(5.9)%	(18.7)	(39.2)%
Restructuring Costs	—	(23.5)		23.5	—		—	(66.4)	66.4	—		—		—
Corporate	—	(58.1)	—	18.2	(39.9)		—	(53.2)	8.7	(44.5)		—		4.6	10.3%
Total	$2,753.2	$318.6		$57.1	$375.7	13.6%	$2,715.5	$283.2	$75.1	$358.3	13.2%	$37.7	1.4%	$17.4	4.9%

(1) Excluded items consist of organizational change implementation, restructuring-related and restructuring costs. Organizational change implementation and restructuring-related costs of $18.2 million and restructuring costs of $23.5 million incurred during 2014 relate to Project Renewal. For 2013, organizational change implementation and restructuring-related costs of $8.7 million and restructuring costs of $66.4 million relate to Project Renewal.

(2) Baby & Parenting normalized operating income for 2014 excludes charges of $11.4 million relating to the Graco product recall.

(3) Writing normalized operating income for 2014 excludes charges of $4.0 million associated with the first turn of Venezuelan inventory after the devaluation of the Venezuelan Bolivar.

Newell Rubbermaid Inc.
Three Months Ended June 30, 2014
In Millions

Currency Analysis

By Segment
	Net Sales, As Reported			Core Sales (1)				Year-Over-Year Increase (Decrease)
			Increase			Increase	Currency	Excluding	Including	Currency
	2014	2013	(Decrease)	2014	2013	(Decrease)	Impact	Currency	Currency	Impact

Writing	$502.6	$477.8	$24.8	$522.1	$479.5	$42.6	$(17.8)	8.9%	5.2%	(3.7)%
Home Solutions	388.9	399.1	(10.2)	391.6	398.8	(7.2)	(3.0)	(1.8)%	(2.6)%	(0.8)%
Tools	222.3	198.0	24.3	223.5	198.0	25.5	(1.2)	12.9%	12.3%	(0.6)%
Commercial Products	223.5	203.6	19.9	224.1	204.0	20.1	(0.2)	9.9%	9.8%	(0.1)%
Baby & Parenting	183.7	196.2	(12.5)	184.2	197.5	(13.3)	0.8	(6.7)%	(6.4)%	0.3%
Total Company	$1,521.0	$1,474.7	$46.3	$1,545.5	$1,477.8	$67.7	$(21.4)	4.6%	3.1%	(1.5)%

By Geography

United States	$1,054.5	$1,016.1	$38.4	$1,054.5	$1,016.1	$38.4	$—	3.8%	3.8%	0.0%
Canada	76.9	83.4	(6.5)	81.9	83.0	(1.1)	(5.4)	(1.3)%	(7.8)%	(6.5)%
Total North America	1,131.4	1,099.5	31.9	1,136.4	1,099.1	37.3	(5.4)	3.4%	2.9%	(0.5)%

Europe, Middle East and Africa	188.8	181.4	7.4	184.3	185.7	(1.4)	8.8	(0.8)%	4.1%	4.9%
Latin America	102.8	84.2	18.6	123.9	83.4	40.5	(21.9)	48.6%	22.1%	(26.5)%
Asia Pacific	98.0	109.6	(11.6)	100.9	109.6	(8.7)	(2.9)	(7.9)%	(10.6)%	(2.7)%
Total International	389.6	375.2	14.4	409.1	378.7	30.4	(16.0)	8.0%	3.8%	(4.2)%
Total Company	$1,521.0	$1,474.7	$46.3	$1,545.5	$1,477.8	$67.7	$(21.4)	4.6%	3.1%	(1.5)%

Core Sales Excluding Brazil SAP
						Core Sales
				2013 Core Sales		Increase
	2014 Core	2013 Core	Brazil SAP	Sales Excl.		Excl.
	Sales (1)	Sales (1)	Conversion (2)	Brazil SAP (2)	Increase	Brazil SAP (2)
Tools	$223.5	$198.0	$5.0	$203.0	$20.5	10.1%

(1) "Core Sales" is determined by applying a fixed exchange rate, calculated as the 12-month average in 2013, to the current and prior year local currency sales amounts, with the difference between the change in "As Reported" sales and the change in "Core Sales" reported in the table as "Currency Impact".

(2) In contemplation of the Brazil SAP conversion in April 2013, the Company communicated with key customers about their interest in accelerating orders to mitigate the risk of potential business disruption. The Company estimated the impact of the timing shift related to the Brazil SAP conversion by tracking orders from customers that accelerated their normal order patterns as a result of the Company's communications.

Newell Rubbermaid Inc.
Six Months Ended June 30, 2014
In Millions

Currency Analysis

By Segment
	Net Sales, As Reported			Core Sales (1)				Year-Over-Year Increase (Decrease)
			Increase			Increase	Currency	Excluding	Including	Currency
	2014	2013	(Decrease)	2014	2013	(Decrease)	Impact	Currency	Currency	Impact

Writing	$863.9	$818.4	$45.5	$886.6	$817.1	$69.5	$(24.0)	8.5%	5.6%	(2.9)%
Home Solutions	710.1	738.0	(27.9)	714.7	737.0	(22.3)	(5.6)	(3.0)%	(3.8)%	(0.8)%
Tools	410.1	386.6	23.5	413.7	383.8	29.9	(6.4)	7.8%	6.1%	(1.7)%
Commercial Products	406.1	386.7	19.4	407.2	386.8	20.4	(1.0)	5.3%	5.0%	(0.3)%
Baby & Parenting	363.0	385.8	(22.8)	364.1	385.7	(21.6)	(1.2)	(5.6)%	(5.9)%	(0.3)%
Total Company	$2,753.2	$2,715.5	$37.7	$2,786.3	$2,710.4	$75.9	$(38.2)	2.8%	1.4%	(1.4)%

By Geography

United States	$1,885.7	$1,835.0	$50.7	$1,885.7	$1,835.0	$50.7	$—	2.8%	2.8%	0.0%
Canada	129.9	145.2	(15.3)	138.4	143.7	(5.3)	(10.0)	(3.7)%	(10.5)%	(6.8)%
Total North America	2,015.6	1,980.2	35.4	2,024.1	1,978.7	45.4	(10.0)	2.3%	1.8%	(0.5)%

Europe, Middle East and Africa	353.0	348.5	4.5	343.8	353.7	(9.9)	14.4	(2.8)%	1.3%	4.1%
Latin America	194.8	177.4	17.4	221.7	172.3	49.4	(32.0)	28.7%	9.8%	(18.9)%
Asia Pacific	189.8	209.4	(19.6)	196.7	205.7	(9.0)	(10.6)	(4.4)%	(9.4)%	(5.0)%
Total International	737.6	735.3	2.3	762.2	731.7	30.5	(28.2)	4.2%	0.3%	(3.9)%
Total Company	$2,753.2	$2,715.5	$37.7	$2,786.3	$2,710.4	$75.9	$(38.2)	2.8%	1.4%	(1.4)%

(1) "Core Sales" is determined by applying a fixed exchange rate, calculated as the 12-month average in 2013, to the current and prior year local currency sales amounts, with the difference between the change in "As Reported" sales and the change in "Core Sales" reported in the table as "Currency Impact".